Exhibit 10.1

This Note is subject to an Intercreditor, Subordination and Standstill Agreement of even date herewith between Lender and the East Boston Savings Bank. Any assignment, transfer or conveyance of this Note shall be subject to the aforesaid Intercreditor, Subordination and Standstill Agreement referenced above.

SUBORDINATED SECURED COMMERCIAL PROMISSORY NOTE

$6,000,000                                March 28, 2018

FOR VALUE RECEIVED, Jackson 64 MGI, LLC, a Delaware limited liability company with a usual place of business at 133 Pearl Street, Boston, Massachusetts 02110 (the "Borrower") promise(s) to pay to the order of ASC Devens, LLC, a Delaware limited liability company (its successors, assigns and any future holder or holders this Note collective, the "Lender"), at Lender's office located at 114 East Main Street, Ayer, Massachusetts 01432, or at such other place as Lender may designate in writing, the principal sum of Six Million and 00/100 Dollars ($6,000,000), plus interest from the date hereof, all as hereinafter set forth.

This Subordinated Secured Commercial Promissory Note (“Note”) is issued pursuant to that certain Purchase and Sale Agreement between the Borrower and the Lender dated as of February 1, 2018, as it may be amended, modified and/or restated from time to time by mutual written agreement of Lender and Borrower (the “Agreement”), all of the terms and conditions of which are incorporated herein by reference. Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Agreement.

This Note is subject to an Intercreditor, Subordination and Standstill Agreement of even date herewith between Lender and the East Boston Savings Bank. Any assignment, transfer or conveyance of this Note shall be subject to said Intercreditor, Subordination and Standstill Agreement.

INTEREST

Interest from the date hereof upon the unpaid principal balance from time to time outstanding shall accrue at a fixed rate of one and ninety-six hundredths percent (1.96%) per annum. Interest shall be calculated on the basis of actual days elapsed and a 360-day year.

REPAYMENT

Principal and interest due Lender hereunder shall be repaid as follows:

A. Three Million and 00/100 Dollars ($3,000,000) of principal, together with all accrued interest shall be due and payable on March 31, 2019.

B. Three Million and 00/100 Dollars ($3,000,000), plus all accrued interest thereon shall be due and payable on March 31, 2020.

C. Notwithstanding the foregoing, in the event that the Mortgaged Premises (defined below) is sold (a “Sale”), the entire unpaid principal shall be repaid, in full, together with all accrued interest thereon in connection with such Sale. The payment in full of all amounts due under this Note as the result of a Sale shall be paid at, and shall be a condition to, the closing of, a Sale.

Any payments received by Lender with respect to this Note prior to demand, acceleration or maturity shall be applied first to any costs, expenses or charges due Lender from Borrower, second to any unpaid accrued interest hereunder, and third to the unpaid principal hereunder. Any payments received after demand, acceleration or maturity shall be applied in such a manner as Lender shall determine.

If any payment received by Lender with respect to this Note shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under federal or state law, or otherwise due any party other than Lender, then the obligation for which the payment was made shall not be discharged by the payment and shall survive as an obligation due hereunder, notwithstanding Lender's return to Borrower or any other party of the original of this Note or other instrument evidencing the obligation for which payment was made.

Subject to the terms of the Intercreditor, Subordination and Standstill Agreement referenced above, Borrower may prepay this Note from time to time in whole or part without penalty. All prepayments (with prepayment defined herein as any payment of principal in advance of its due date) shall be applied first to any costs, expenses or charges due Lender from Borrower, second to any accrued interest that is due and payable as of the date of the prepayment, and third against the principal payments due hereunder in the inverse order of their maturity. Any partial prepayments shall not affect Borrower’s obligation to make any of the payments required hereunder until all indebtedness evidenced by this Note is fully paid.

Pursuant to that second subordinated Mortgage of even date between the Lender and Borrower (the “Mortgage”), the following described property from Borrower, in addition to all other collateral now or hereafter provided by Borrower, or by any guarantor or endorser hereof, to Lender, shall secure this Note and all other present and future obligations of Borrower to Lender: second mortgage on property located at 64 Jackson Road, Devens, Massachusetts (the “Mortgaged Premises”).

This Note shall be in default, and all unpaid principal, interest, and other amounts due hereunder, shall, at Lender's option, be immediately due and payable, without prior notice, protest, or demand, upon the occurrence of any one or more of the following events of default (the "Events of Default"): (a) the failure of Borrower to pay when due any amount due hereunder; (b) an Event of Default (as defined in the Mortgage) under the Mortgage, or (c) the granting of any trust mortgage upon any assets of Borrower, the occurrence of any assignment for the benefit of Borrower's creditors, or the appointment of a custodian, trustee, or receiver with respect to any assets of Borrower, or the filing of any petition by or against Borrower under the Bankruptcy Reform Act of 1978 (as amended), or any other federal or state law by which Borrower is or may be relieved from its debts, except that with respect to an involuntary filing against the Borrower, the Borrower shall have forty five days from the date of filing to dismiss the involuntary filing prior to it constituting an Event of Default, or (d) a monetary breach or monetary default by the Borrower of any terms, covenants, or conditions of any loan, guaranty, financial instrument or other agreement involving indebtedness, secured to the Borrower’s first mortgage lender after the passage of any applicable notice and/or cure periods. An Event of Default will be deemed to be continuing unless waived in writing by Lender or the Event of Default has been cured as provided herein or in the Mortgage and Security Agreement.

If the entire amount of any required principal and/or interest payment is not paid in full on the date the same is due, the Borrower shall pay to the Lender a late fee equal to five percent (5.00%) of the required payment.

Upon the occurrence of an Event of Default which remains uncured beyond any applicable notice and/or cure period, the unpaid principal hereunder shall, at the option of the Lender, bear interest at a per annum interest rate equal to nine percent (9.00%) per annum until such Event of Default is cured or waived in writing by Lender.

Borrower, and each endorser and guarantor hereof, severally agree to hereby waive presentment, demand, notice and protest and also waives any delay on the part of the holder hereof. Each also assents to (i) any extension, or other indulgence (including, without limitation, any release substitution or addition of collateral or of any direct or indirect obligor) permitted by Lender with respect to this Note and/or any collateral given to secure this Note, (ii) any extension or other indulgence, as described above, with respect to any other obligation or any collateral given to secure such other obligation of Borrower or any endorser or guarantor to Lender, or (iii) to the modification or amendment, at any time and from time to time, of this Note, the Mortgage and Security Agreement, or any other instrument securing this Note or any of the loan documents evidencing the Obligations at the request of any person liable thereon. A discharge or release of any party directly or indirectly liable hereon shall not discharge or otherwise affect the liability of any other party directly or indirectly liable hereon.

No indulgence, delay, or omission by Lender in exercising or enforcing any of its rights or remedies hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver. No waiver of a default or of any other right or remedy hereunder, nor any modification of any provision of this Note, shall be enforceable unless it is in writing signed by the party against whom the waiver or modification is to be enforced. All of Lender's rights and remedies hereunder and under any other related loan documents shall be cumulative and may be exercised singularly or concurrently, at Lender's sole and exclusive discretion.

It is not intended under this Note to charge interest at a rate exceeding the maximum rate of interest permitted to be charged under applicable law, but if interest exceeding said maximum rate should be paid hereunder, the excess shall, at Lender's option, be (a) deemed a voluntary prepayment of principal not subject to the prepayment premium (if any) set forth herein or (b) refunded to Borrower.

Borrower, and each endorser and guarantor hereof, jointly and severally agree to pay on demand all costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred by Lender in connection with the protection and/or enforcement of any of Lender's rights or remedies against Borrower or any such endorser or guarantor (whether or not any suit has been instituted by or against Lender).

This Note shall be binding upon Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, and representatives, and shall inure to the benefit of Lender and its successors, endorsees and assigns.

The liabilities of the Borrower (and each co-maker, if any), and any endorser or guarantor hereof, are joint and several. Each reference in this Note to the Borrower, any endorser and any guarantor, is to such maker, co-maker (if any), endorser and guarantor, individually, as well as collectively. No party obligated on account of this Note may seek contribution from any other party also obligated unless and until all obligations to Lender of the party to whom contribution is sought have been satisfied in full. Each reference to Lender herein is to the named payee hereto or any subsequent holder hereof, and their respective successors, endorsees and assigns.

Borrower represents to Lender that the proceeds of this Note will not be used for personal, family or household purposes and that this loan is strictly a commercial transaction.

BORROWER, AND EACH ENDORSER AND GUARANTOR HEREOF, HEREBY EXPRESSLY WAIVE ALL RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE RELATING, DIRECTLY OR INDIRECTLY, TO THIS NOTE AND/OR OTHER LOAN DOCUMENTS (IF ANY) EXECUTED IN CONNECTION HEREWITH AND ALSO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS (AND THE FEDERAL COURTS SITUATED THEREIN) WITH RESPECT TO ALL CLAIMS CONCERNING THIS NOTE AND/OR ANY COLLATERAL SECURING THEIR RESPECTIVE LIABILITIES TO LENDER.

This Note shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws, and shall take effect as a sealed instrument.

[SIGNATURE FOLLOWS ON NEXT PAGE]

Signed under seal as of the day and year first above written.

JACKSON 64 MGI, LLC, a Delaware limited liability company

By: 64 Jackson, LLC, a Massachusetts limited liability company, Its Manager

By:/s/ Steven E. Goodman
Name: Steven E. Goodman
Title: Manager

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